EXHIBIT 17


                                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE


                                            FOR THE YEAR     FOR THE EIGHT               FOR THE SIX
                                                ENDED        MONTHS ENDED                MONTHS ENDED
                                            DECEMBER 31,      AUGUST 31,                 FEBRUARY 28,
                                                1997             1998                1998              1999
                                            ------------     ------------        ------------      ------------

Basic:
  Net income (loss) attributable
   to common stockholders                   $   (809,912)    $ (4,353,654)       $   (271,727)     $     30,593
                                            ============     ============        ============      ============

  Weighted Average number
   of common shares outstanding               10,211,250       11,827,308          10,995,630        11,976,055
                                            ============     ============        ============      ============

  Income (loss) per common share            $       (.08)    $       (.37)       $       (.02)     $     *
                                            ============     ============        ============      ============

Diluted:
  Net income (loss) attributable
   to common stockholders                             --               --                  --      $     30,593
                                            ============     ============        ============      ============

  Weighted Average number
   of common shares outstanding                       --               --                  --        13,910,952
                                            ============     ============        ============      ============

  Income (loss) per common share                      --               --                  --      $    *
                                            ============     ============        ============      ============

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*   Less than  $(.01)/$ .01  per share